Exhibit 99.1

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Bridge Bancorp, Inc., and any amendments thereto, as a person who will become a director on the Board of Directors of Bridge Bancorp, Inc. in connection with the merger of Bridge Bancorp, Inc. and Dime Community Bancshares, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

September 14, 2020	/s/ Kenneth J. Mahon
Kenneth J. Mahon